EXHIBIT 23.3
Consent of Independent Auditors
We consent to the reference to our firm under the caption “Experts” and to the use of our report dated June 17, 2011, on the statements of revenues and direct operating expenses of the oil and gas properties acquired by BlueStone Natural Resources Holdings, LLC from BP America Production Company, in Amendment No. 2 to the Registration Statement (Form S-1 No. 333-175090) and related Prospectus of Memorial Production Partners LP dated September 14, 2011.
/s/ Ernst & Young LLP
Houston, Texas
September 14, 2011